UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

GCM Grosvenor Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39716	85-2226287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Michigan Avenue Suite 1100 Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

(312) 506-6500

Registrant’s Telephone Number, Including Area Code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	GCMG	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock	GCMGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 17, 2025, GCM Grosvenor Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with Morgan Stanley & Co. LLC, as agent (the “Manager”), under which the Company may offer and sell opportunistically, from time to time at its sole discretion, up to an aggregate of $100 million of shares of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), through the Manager (the “Offering”), pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-288378), filed with the Securities and Exchange Commission (the “SEC”) on June 27, 2025. The Company filed a prospectus supplement with the SEC on November 17, 2025 in connection with the Offering.

Under the terms of the Agreement, the Manager may sell the shares of Class A Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended. The Manager will use its commercially reasonable efforts to sell the Class A Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Manager a commission equal to 2.5% in the aggregate of the gross sales proceeds of any Class A Common Stock sold through the Manager under the Agreement.

The Company may offer and sell shares of the Class A Common Stock in the Offering opportunistically. If the Company determines to make such an offer and sale, it currently intends to use the net proceeds of any such offering for general working capital and general corporate purposes, including financing investments.

The Agreement contains customary representations, warranties and agreements by the Company, indemnification rights and obligations of the Company and the Manager, other obligations of the parties and termination provisions. The representations, warranties and agreements contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties to such agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

A copy of the opinion of Latham & Watkins LLP regarding the validity of the shares of Class A Common Stock that may be issued and sold pursuant to the Agreement is filed as Exhibit 5.1 hereto and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated as of November 17, 2025, by and between the Company and Morgan Stanley & Co. LLC.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP. (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GCM Grosvenor Inc.

Date: November 17, 2025	By:	/s/ Michael J. Sacks
	Name:	Michael J. Sacks
	Title:	Chief Executive Officer

2